Exhibit 99.1

BARE METAL STANDARD, INC.TICKER CHSNGES TO “BRMT” ON

January 5, 2018

BOISE, ID. – (BUSINESS WIRE) – Bare Metal Standard, Inc. (OTC BRRM) (“Bare” or the “Company”) announced that its Board of Directors had approved a change in the Company’s ticker symbol from “BRRM” to “BRMT”. The change in ticker symbol will commence at the market open on January 8, 2018.

Financials Industry Regulatory Authority ( FINRA ) approved the symbol change. FINRA has announced on January 5, 2018 the symbol change will become affective at the beginning of trading on January 8, 2018

All fillings and market related information will be reported under the new symbol effective January 8, 2018, as well. The CUSIP number for the common stock will remain unchanged.

About Bare Metal Standard Inc.

Bare Metal Standard, Inc. has been dedicated to providing high – quality, award winning kitchen exhaust cleaning. Their revolutionary service exceeds current safety standards in the field where demand is increasing.

Important Caution Regarding Forward-Looking Statements

The Company cautions that statements, and assumptions made in this news release constitute forward-looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release.